SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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  Fidelity Investment Trust



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FOR PARTICIPANTS WHOSE PLAN SPONSORS ARE CHOOSING TO MOVE BALANCES TO
FIDELITY EUROPE FUND AT MERGER DATE

FIDELITY FRANCE FUND #0345
FIDELITY GERMANY FUND  # 0346
FIDELITY UNITED KINGDOM FUND #0344

THESE FUNDS WILL CLOSE TO NEW INVESTMENTS ON APRIL 19, 2000
 PENDING MERGER INTO FIDELITY EUROPE FUND #0301

We are writing to inform you of changes to one or more investment options offered by your retirement plan. These changes may affect how your retirement savings will be invested.

Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund will close to all new investments excluding dividend reinvestment at the close of business on April 19, 2000. The funds are closing in advance of a shareholder proxy statement mailing in May that will propose to merge the funds into Fidelity Europe Fund. If the proposals are approved, Fidelity anticipates that the mergers will be completed on or about July 24 for Fidelity United Kingdom Fund, on or about July 26 for Fidelity Germany Fund, on or about July 28 for Fidelity France Fund.

ACTION REQUIRED:

On or before April 19, you will need to contact Fidelity to select an alternative investment option for your contributions and loan repayments directed to Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund. If you do not select an alternative investment option, any subsequent purchases into these funds will be automatically allocated to [INSERT NAME OF FUND --IF OPTION IS MM USE FOOTNOTE 1, GIC -2, INTERNATIONAL - 3] after April 19. If these mergers are approved, Fidelity will automatically move any remaining balances from these funds to Fidelity Europe Fund at the time of the merger. Of course, you will be able to move any remaining balances to another investment option in your plan either before - or after the proposed merger. Please note: each of the three funds has a short-term trading fee of 1.50% on assets invested in the fund less than 90 days. If you move your balances out of the fund(s) within 90 days of investing in the fund(s), you may be assessed this fee. If you choose to do nothing and have your balances automatically exchanged into the Fidelity Europe Fund, the 90-day period will have passed and the fee will not be charged. Similarly, if you exchange your balance in these funds to any other investment option in your retirement plan after July 18, 2000, the short-term trading fees will not be assessed.

The potential mergers provide a broader investment option to investors and lower fund expenses. The investment objective of each fund is substantially the same -- long-term growth of capital. Fidelity Europe Fund normally invests 65% of its total assets in securities of issuers in Europe, which is defined to include 29 different countries (including France, Germany and United Kingdom). As of its fiscal year end (October 31, 1999), approximately 68% of its assets were invested
in France, Germany and the United Kingdom.    While this mix can be
expected to change over time, Fidelity Europe Fund offers investors the potential for greater diversification while still retaining the ability to invest in the markets of these three key countries.

Fidelity Europe Fund has a lower short term trading fee than Fidelity France Fund, Fidelity Germany Fund, or Fidelity United Kingdom Fund. Fidelity Europe Fund charges 1.00% for redemptions of fund shares held less than 30 days while Fidelity France Fund, Fidelity Germany Fund, and Fidelity United Kingdom Fund charge 1.50% for redemptions of shares held for less than 90 days. The shareholders of these three funds should benefit from the significantly lower annual operating expenses of Fidelity Europe Fund. It also has a performance adjustment component to its management fee structure. The fund commenced operations October, 1986 and is managed by Mr. Thierry Serero.

For additional information, please contact Fidelity.

Shareholders are urged to read the Proxy Statement and Prospectus (the "Proxy Statement") which contains important information about the proposed merger. The Proxy statement will be filed shortly with the SEC and will be available, without charge, on the SEC's Internet Web site (HTTP://WWW.SEC.GOV). Proxy Statements will be mailed to investors who are shareholders of the Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund as of May 22, 2000.

For more complete information about Fidelity mutual funds, [IF NON-FIDELITY AND/OR FUNDSNET FUNDS ARE AVAILABLE IN THE PLAN, AND AVAILABLE BY FIDELITY, ADD: ABOUT ANY OF THE MUTUAL FUNDS AVAILABLE THROUGH THE PLAN,] including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

(1) AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH MONEY MARKET FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THESE FUNDS.

(2)[NAME OF FUND] IS NOT A MUTUAL FUND AND IS MANAGED BY [FIDELITY MANAGEMENT TRUST COMPANY OR NAME OF FUND MANAGER].

(3) FOREIGN INVESTMENTS  [IF FUND INVESTS IN EMERGING MARKET
SECURITIES, ADD: ESPECIALLY THOSE IN EMERGING MARKETS] INVOLVE GREATER RISKS AND MAY OFFER GREATER POTENTIAL RETURNS THAN U.S. INVESTMENTS. THESE RISKS INCLUDE POLITICAL AND ECONOMIC UNCERTAINTIES OF FOREIGN COUNTRIES, AS WELL AS THE RISK OF CURRENCY FLUCTUATIONS.

Fidelity Investments Institutional Services Company, Inc., 82
Devonshire St., Boston, MA 02109
100350